                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                       CROWN CASTLE INTERNATIONAL CORP.


          The present name of the corporation is Crown Castle International Corp. The corporation was originally incorporated on April 20, 1995, under the name "Castle Tower Holding Corp." by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware. This Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:


                                   ARTICLE I

                                     Name
                                     ----

          The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                       Crown Castle International Corp.


                                  ARTICLE II

                                    Address
                                    -------

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

                                    Purpose
                                    -------

          The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

                                Capitalization
                                --------------

          The total number of shares of stock which the Corporation shall have authority to issue is seven hundred million (700,000,000), consisting of ten million (10,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter referred to as "Preferred Stock"), six hundred million (600,000,000) shares of Common Stock, par value $0.01 per share (hereinafter referred to as "Common Stock") and ninety million (90,000,000) shares of Class A Common Stock, par value $0.01 per share (hereinafter referred to as "Class A Common Stock").

          The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

          Each issued and outstanding share of Class B Common Stock, par value $.01 per share, of the Corporation outstanding immediately prior to the effectiveness of this Restated Certificate of Incorporation, is hereby reclassified into five (5) shares of Common Stock.

          A.  Undesignated Preferred Stock.  The undesignated Preferred Stock
              -----------------------------
may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          1. The designation of the series, which may be by distinguishing number, letter or title.

          2. The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).


          3. The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

          4.  Dates at which dividends, if any, shall be payable.

          5. The redemption rights and price or prices, if any, for shares of the series.

          6. The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          7. The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          8. Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

          9. Restrictions on the issuance of shares of the same series or of any other class or series.

          10. The voting rights, if any, of the holders of shares of the series.

          B.  Common Stock.  The holders of shares of Common Stock shall be
              -------------
entitled to one vote for each such share upon all questions presented to the stockholders. The holders of the shares of Common Stock shall at all times, except as otherwise provided in this Restated Certificate of Incorporation or as required by law, vote together with the holders of any other class or series of stock of the Corporation accorded such general voting rights, as one class.

          C.   Class A Common Stock.
               ---------------------

          1.   General.  The holders of shares of Class A Common Stock shall be
               --------
entitled to one vote for each such share upon all questions presented to the stockholders, except with respect to the election of Directors by the Stockholders; provided, however, that the holders of shares of Class A Common
              --------  -------
Stock shall have the right to vote on Directors as set forth in Section C.2 of this Article IV. The holders of the shares of Class A Common Stock shall at all times, except as otherwise provided in this Restated Certificate of Incorporation (including the immediately preceding sentence) or as required by applicable law, (i) vote, together with the holders of shares of Common Stock and any other class or series of stock of the Corporation accorded such general voting rights, as a single class and (ii) receive any dividends or distributions declared or paid on the Common Stock in equal amounts per share and without preference or priority of either the Common Stock or the Class A Common Stock over the other. Shares of Class A Common Stock may only be issued by the Corporation to members of the TDF Group (as hereinafter defined) or to any other person with the approval of the holders of a majority of the Class A Common Stock outstanding, in each case in accordance with Section 7.08 of the Governance Agreement (hereinafter as defined in Section C.7 of this Article IV).

          2.   Election of Directors.
               ----------------------

          (a)  General Right of Election.  So long as TDF (as hereinafter
               --------------------------
     defined) is Qualified (as such term is defined in the Governance Agreement), holders of shares of Class A Common Stock voting as a separate class shall have the right to elect two Directors (the "Class A Directors") to the Board of Directors of the Corporation; provided, however, that if
                                                   --------  -------
     TDF is not Qualified, so long as the Ownership Interest (as such term is defined in the Governance Agreement) of the TDF Group is at least 5%, holders of Class A Common Stock voting as a separate class shall have the right to elect one Director to the Board of Directors of the Corporation.

          (b)  Mandatory Termination and Replacement.  Each Class A Director
               --------------------------------------
     shall serve until the next annual meeting of the stockholders and until such Director's successor has been elected and qualified, subject to such Director's earlier death, resignation, removal or retirement. Upon (i) the number of Directors the holders of the Class A Common Stock are entitled to elect being reduced from two to one Director as a result of TDF no longer being Qualified, the term of office of one Class A Director then in office shall terminate forthwith; provided, however, that the selection of which
                                --------  -------
     Class A Director's term of office shall terminate shall be at the discretion of a majority of holders of Class A Common Stock, and (ii) the conversion of all outstanding shares of Class A Common Stock pursuant to Section C.4 of this Article IV, the term of office of all Class A Directors then in office shall thereupon terminate. The vacancies resulting from any such termination pursuant to the preceding clauses (i) or (ii) shall be filled by the remaining Directors then in office acting by majority vote of such remaining Directors, though less than a quorum. The Directors so elected to fill such vacancies shall not be treated hereunder or under the By-laws of the Corporation as Class A Directors.

          (c)  Replacement. Subject to Section C.2(b) of this Article IV, in
               ------------
     the case of any vacancy occurring among the Class A Directors, the holders of Class A Common Stock then outstanding, voting separately as a class may, either by written consent or at a special meeting of such holders called in accordance with the By-laws of the Corporation, elect successors to hold office for the unexpired term(s) of the Director(s) whose place(s) shall be vacant.

          (d) Except as set forth in this Section C.2 of this Article IV, the holders of Class A Common Stock shall not be entitled to vote in respect of the election of Directors of the Corporation.

          3.   Certain Significant Actions.  Subject to the terms and conditions
               ----------------------------
of the Governance Agreement, the Corporation shall not take any Significant Action (as such term is defined in the Governance Agreement) without the approval of the holders of a majority of the Class A Common Stock then outstanding, voting separately as a single class, either by written consent or at a special meeting of such holders called in accordance with the By-laws of the Corporation.

          4.   Conversion of Class A Common Stock.
               -----------------------------------

          (a)  Voluntary Conversion.  Each share of Class A Common Stock shall
               ---------------------
     be convertible, at the option of its record holder, into one validly issued fully paid and non-assessable share of Common Stock at any time.

          (b)  Voluntary Conversion Procedure.  At the time of a voluntary
               -------------------------------
     conversion, the record holder of shares of Class A Common Stock shall deliver to the principal office of the Corporation or any transfer agent for shares of Common Stock (i) the certificate or certificates representing the shares of Class A Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and (ii) written notice to the Corporation stating that the record holder elects to convert such share or shares and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Common Stock issuable upon the conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the Corporation or its transfer agent of such written notice and the certificate or certificates representing the shares of Class A Common Stock to be converted, and as of such time each Person named in such written notice as the Person to whom a certificate representing shares of Common Stock is to be issued, shall be deemed to be the holder of record of the number of shares of Common Stock to be evidenced by that certificate. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at the stated address of such record holder of shares of Common Stock a certificate or certificates representing the number of shares of Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Common Stock to be registered in the name of the record holder.

          (c)   Automatic Conversion.  (i)  Subject to paragraph (iii) below, in
                ---------------------
     the event of any Transfer (as hereinafter defined) of any share of Class A Common Stock to any Person other than an Affiliate (as hereinafter defined) of the TDF Group in accordance with Section 7.08 of the Governance Agreement, such share of Class A Common Stock shall automatically, without any further action, convert into one share of Common Stock.

          (ii) Each share of Class A Common Stock shall automatically convert into one share of Common Stock on the first date on which the Ownership Interest of the TDF Group is less than 5%.

          (iii) Notwithstanding anything to the contrary set forth in this Section C of Article IV, a holder of shares of Class A Common Stock may pledge such holder's shares of Class A Common Stock to a financial institution pursuant to a bona fide pledge of such shares of Class A Common Stock as collateral security for any indebtedness or other obligation of any Person (the "Pledged Stock") due to the pledgee or its nominee without any conversion of the Class A Common Stock into Common Stock; provided, however, that (A)
                                                    --------  -------
     such shares shall not be voted by or registered in the name of the pledgee and shall remain subject to the provisions of this Section C.4 and (B) upon any foreclosure, realization or other similar action by the pledgee, such Pledged Stock shall automatically convert into shares of Common Stock on a share for share basis unless all right, title and interest in such Pledged Stock shall be Transferred concurrently by the pledgee or the purchaser in such foreclosure to an Affiliate of such holder.

          (iv) The foregoing automatic conversion events described in this paragraph (c) shall be referred to hereinafter as "Events of Automatic Conversion." The determination of whether an Event of Automatic Conversion shall have occurred will be made by the Board of Directors in accordance with paragraph (h) below.

          (d)  Automatic Conversion Procedure.  Any conversion pursuant to an
               -------------------------------
     Event of Automatic Conversion shall be deemed to have been effected at the time the Event of Automatic Conversion occurred (the "Conversion Time"). At the Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class A Common Stock which were so converted (the "Converted Class A Common Stock") shall, automatically and without further action, represent the same number of shares of Common Stock. Holders of Converted Class A Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of the Common Stock, together with a notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of Common Stock a certificate or certificates representing the number of shares of Common Stock to which such holder is entitled by reason of such conversion. The Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and as of the Conversion Time, and the rights of such Person as a holder of shares of Class A Common Stock that have been converted shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this Section.

          (e)  Unconverted Shares; Notice Required.  In the event of the
               ------------------------------------
     conversion of less than all the shares of Class A Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Section C.4, the Corporation shall execute and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class A Common Stock not converted.

          (f)  Retired Shares.  Shares of Class A Common Stock that are
               ---------------
     converted into shares of Common Stock as provided herein shall not be re-issued as shares of Class A Common Stock and shall be retired and canceled.

          (g)  Reservation.  The Corporation shall at all times reserve and keep
               ------------
     available, out of its authorized and unissued shares of Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Common Stock. All the shares of Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to such issuance.

          (h)  Determination of Voting Rights and Events of Automatic
               ------------------------------------------------------
     Conversion.  The Board of Directors of the Corporation shall have the power
     -----------
     to determine by a two-thirds vote of the entire Board of Directors, in good faith after reasonable inquiry, whether an Event of Automatic Conversion has occurred with respect to any share of Class A Common Stock. As a condition to counting the votes cast by any holder of shares of Class A Common Stock at any annual or special meeting of shareholders or as a condition to registration of transfer of shares of Class A Common Stock, or for any other purpose, the Board of Directors, in its discretion, may require the holder of such shares to furnish such affidavits or other proof as the Board of

     Directors reasonably deems necessary or advisable to determine whether an Event of Automatic Conversion shall have occurred.

          (i)  Stock Legend.  The Corporation shall include on the certificates
               -------------
     representing the shares of Class A Common Stock a conspicuous legend referring to the restrictions on transfer and registration of transfer imposed by this Section C.4.

          (j)  Taxes.  The issuance of a certificate for shares of Common Stock
               ------
     upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the shares of Class A Common Stock converted, the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

          5.   Certain Adjustments.  In case the Corporation shall at any time
               --------------------
(i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock or other capital stock of the Corporation, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) otherwise reclassify the Common Stock, the Class A Common Stock shall be comparably adjusted.

          6.   Action by Written Consent. Notwithstanding Article VI, any action
               --------------------------
to be taken at any annual or special meeting of the holders of Class A Common Stock may be taken without a meeting of such holders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

          7.   Definitions.  For purposes of this Section C of Article IV:
               ------------

          (a)  Affiliate and Associate. "Affiliate" and "Associate", when used
               ------------------------
     with reference to any Person (as hereinafter defined), shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934, as in effect on the date of this Restated Certificate of Incorporation.

          (b)  Beneficial Owner.  A Person shall be deemed the "Beneficial
               ----------------
     Owner" of, and to "Beneficially Own" and to have "Beneficial Ownership" of
     (i) any securities that such Person or any of such Person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on the date of this Restated Certificate of Incorporation; and (ii) any securities (the "underlying securities") that such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

          (c)  Governance Agreement.  The term "Governance Agreement" shall mean
               --------------------
     the Governance Agreement, dated as of August 21, 1998, among the Corporation, TDF and Digital Future Investments B.V., a copy of which is attached hereto as Exhibit A.

          (d)  Nominee.  The term "Nominee" shall mean a partnership or other
               -------
     entity that is acting as a bona fide nominee for the registration of record ownership of securities Beneficially Owned by another Person.

          (e)  Person.  The term "Person" means any natural person, corporation,
               ------
     association, partnership, limited liability company, organization, business, other entity, government or political subdivision thereof or governmental agency.

          (f)  Stockholders Agreement.  The term "Stockholders Agreement" shall
               ----------------------
     mean the Stockholders Agreement, dated as of August 21, 1998, among the Corporation and certain stockholders of the Corporation, a copy of which is attached hereto as Exhibit B.

          (g)  TDF.  The term "TDF" shall mean TeleDiffusion de France
               ---
     International S.A.

          (h)  TDF Group.  The term "TDF Group" shall mean TDF and its
               ---------
     Affiliates, collectively.

          (i)  Transfer.  The term "Transfer" shall mean any sale, transfer
               --------
     (including a transfer made in whole or in part without consideration as a gift), exchange, assignment, pledge, encumbrance, alienation or any other disposition or hypothecation of record ownership or of Beneficial Ownership of any share, whether by merger, operation of law or otherwise; provided,
                                                                     --------
     however, that (i) a pledge of any share made in accordance with the
     -------
     provisions of paragraph (iii) of Section C.4(c) and (ii) a grant of a proxy with respect to any share to a Person designated by the Board of Directors of the Corporation who is soliciting proxies on behalf of the Corporation shall not be considered a "Transfer"; and provided further that in the case
                                               -------- -------
     of any transferee of record ownership that is a Nominee, such Transfer of record ownership shall be deemed to be made to the Person or Persons for whom such Nominee is acting.

          8.   Liquidation, Dissolution or Winding Up.  In the event of any
               --------------------------------------
voluntary or involuntary liquidation, dissolution or winding up on the Corporation, after payment of all preferential amounts required to be paid to the holders of Preferred Stock, the holders of shares of Common Stock and Class A Common Stock then outstanding shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. For this purpose, each share of Class A Common Stock shall be entitled to receive the amount which would be payable to shares of Common Stock issued on conversion of such Class A Common Stock if such conversion had occurred immediately prior to such distribution.

                                   ARTICLE V

                                    By-laws
                                    -------

          In furtherance of, and not in limitation of, the powers conferred by law and subject to the other provisions of this Restated Certificate of Incorporation and subject to Article IX of the Amended and Restated By-laws of the Corporation, the Board of Directors is expressly authorized and empowered:

          (1) To adopt, amend or repeal the By-laws of the Corporation; provided, however, that the By-laws adopted by the Board of Directors under
     --------  -------
     the powers hereby conferred may be amended or repealed by the

     Board of Directors or by the stockholders having voting power with respect thereto, provided further that the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-laws or to adopt any additional By-law; and

          (2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

          The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.


                                  ARTICLE VI

                            Action of Stockholders
                            ----------------------

          Except as otherwise specified with respect to any series of Preferred Stock and the Class A Common Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.


                                  ARTICLE VII

                              Board of Directors
                              ------------------

          Subject to the rights of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall initially be 12 (including the two Directors to be elected by the holders of the Class A Common Stock) and may hereafter be changed from time to time solely by the Board of Directors.

          Unless and except to the extent that the By-laws of the Corporation shall so require, the election of Directors of the Corporation need not be by written ballot.

          The Directors, other than those Directors who may be elected by the holders of any series of Preferred Stock or holders of Class A Common Stock (the "Non-Classified Directors"), shall be divided into three classes, as nearly equal in number as possible, initially consisting of 3, 3 and 4 Directors. One class of Directors initially consisting of 3 Directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class initially consisting of 3 Directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class initially consisting of 4 Directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001. Upon the termination of the term of any Class A Director or Directors then in office pursuant to Section C.2(b) or Section C.4 of Article IV, the number of Directors in one or both, as applicable, of the classes consisting of three Directors shall be increased by one such that the three classes of Directors shall consist of 3, 4 and 4 Directors, or 4, 4 and 4 Directors, as applicable. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 1999 annual meeting, Directors (other than Non-Classified Directors) elected to succeed those Directors whose terms expire shall be elected by a plurality vote at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

          Subject to the rights of the holders of any series of Preferred Stock or holders of Class A Common Stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created Directorships resulting from any increase in the authorized number of Directors, may be filled only by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, and Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

          Except for such additional Directors, if any, as are elected by the holders of any series of Preferred Stock or holders of Class A Common Stock, any Director may be removed from office at any time, but only for cause and by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock (other than the Class A Common Stock), voting together as a single class. Notwithstanding the foregoing, holders of Class A Common Stock, voting separately as a class, either by written consent or at a special meeting of such holders called in accordance with the By-laws of the Corporation, may remove any Class A Director with or without cause.


                                 ARTICLE VIII

                                Indemnification
                                ---------------

          Each person who is or was a Director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to other employees and agents of the Corporation, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of Directors and officers of the Corporation. Notwithstanding the foregoing, the Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Restated Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality of the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                  ARTICLE IX

                             Directors' Liability
                             --------------------

          A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the Director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a Director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

          If the General Corporation Law of the State of Delaware shall be amended, to authorize corporate action further eliminating or limiting the liability of Directors, then a Director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                   ARTICLE X

                         Stockholder Rights Issuances
                         ----------------------------

          The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders of securities of the Corporation to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation, recognizing that, under certain circumstances, the creation and issuance of such rights could have the effect of discouraging third parties from seeking, or impairing their ability to seek, to acquire a significant portion of the outstanding securities of the Corporation, to engage in any transaction which might result in a change of control of the Corporation or to enter into any agreement, arrangement or understanding with another party to accomplish the foregoing or for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

          (A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

          (B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

          (C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

          (D) Provisions which deny the holder of the specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

          (E) Provisions which permit the Corporation to redeem or exchange such rights, which redemption or exchange may be within the sole discretion of the Board of Directors, if the Board of Directors reserves such right to itself.

          (F)  The appointment of the rights agent with respect to such rights.

          Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, in addition to any other vote required by applicable law, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this
Article X.

                                  ARTICLE XI

                               Other Agreements
                               ----------------

          Notwithstanding any other provision of this Restated Certificate of Incorporation, to the extent any provision of the Stockholders Agreement (attached as Exhibit B) or the Governance Agreement (attached as Exhibit A), conflict with, modify or alter any provision of this Restated Certificate of Incorporation, such provision of the Stockholders Agreement or of the Governance Agreement shall control and be deemed incorporated as part of this Restated Certificate of Incorporation.


                                  ARTICLE XII

                                   Amendments
                                   ----------

          Except as may be expressly provided in this Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XII; provided, however, that any amendment or repeal of Article VIII or Article IX of
--------  -------
this Restated Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment, alteration, change or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

          Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors and any other vote of stockholders required by applicable law, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of Article V, Article VI, Article VII,
Article X, Article XI or this second paragraph of this Article XII; provided,
                                                                    --------
however, that, in addition to approval by the Board of Directors and any other
-------
vote of stockholders required by applicable law, any such amendment to Article XI or the provisions of this second paragraph of this Article XII with respect to such Article XI shall, in addition, require the approval of a majority of the holders the Class A Common Stock then outstanding, voting as a separate class. For the purposes of this Restated Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote in a general vote of stockholders of the Corporation as a single class with shares of Common Stock of the Corporation, which shares of capital stock shall be deemed to include the Class A Common Stock. Notwithstanding the foregoing, no amendment to this Restated Certificate of Incorporation which adversely affects the rights of the holders of the Class A Common Stock may be effected without the approval of the holders of a majority of the Class A Common Stock then outstanding.


          IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation on this 21st day of August, 1998.


                         CROWN CASTLE INTERNATIONAL CORP.



                         By:/s/ Kathy Broussard
                            -----------------------------
                             Name: Kathy Broussard
                             Office: Vice President